Exhibit 99.1

Zoned Properties Announces First Quarter Results

Property Leasing and Expansion Continues; Revenue Increased 78% Year-over-Year

SCOTTSDALE, Ariz., May 12, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the first quarter ending March 31, 2016.

Recent Achievements

●	Signed letter of intent for lease of 25,000 square feet of space at Medical Marijuana Business Park located in Tempe, Arizona

●	Signed agreement to expand development of flagship Marijuana Business Park located in Parachute, Colorado from 1.5 acres to 35 acres, covering 12 parcels of land

First Quarter 2016 Financial Results

●	Revenue increased 78% to $406,406, compared to $227,286 for the first quarter of 2015

●	Operating expenses increased 65% to $586,186 from $355,262 for the first quarter of 2015

●	Net loss for the first quarter of 2016 was $(236,653), or $(0.01) per basic and diluted share, compared to $(184,566), or $(0.01) per basic and diluted share, for the first quarter of 2015

●	As of March 31, 2016, the Company had cash and cash equivalents of $1.1 million compared to $1.3 million as of December 31, 2015

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We are aggressively deploying our strategy and expanding our portfolio of properties, increasing value for our tenants, our communities and our shareholders. Success in this emerging industry requires the right balance of patience and persistence to create immediate and long-term returns. Our Triple-Set (SSS) design and development model has been well received and is allowing for foundational expansion of our property portfolio. We have experienced significant revenue growth as our property portfolio has grown, with incremental top-line growth to come as expanded development projects come on-line, generating rental revenue.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
REVENUES:
Rental revenues	$60,880	$82,175
Rental revenues - related parties	345,526	145,111

Total Revenues	406,406	227,286

OPERATING EXPENSES:
Compensation and benefits	179,824	66,926
Professional fees	276,522	121,005
General and administrative expenses	51,621	62,171
Depreciation and amortization	41,098	37,186
Property operating expenses	15,460	14,557
Real estate taxes	21,661	14,667
Consulting fees - related parties	-	21,250
Settlement expense	-	17,500

Total Operating Expenses	586,186	355,262

LOSS FROM OPERATIONS	(179,780)	(127,976)

OTHER INCOME (EXPENSES):
Interest expenses	(48,123)	(48,123)
Interest expenses - related parties	(8,750)	(8,750)
Interest income	-	283

Total Other Expenses, net	(56,873)	(56,590)

LOSS BEFORE INCOME TAXES	(236,653)	(184,566)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(236,653)	$(184,566)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	17,112,141	18,527,971

See accompanying condensed notes to unaudited condensed consolidated financial statements.

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Cash	$1,052,504	$1,281,464
Rental properties, net (See Note 3)	7,436,771	7,224,593
Deferred rent receivable	11,879	8,909
Deferred rent receivable - related parties	493,375	367,013
Real estate tax escrow	18,471	46,072
Prepaid expenses and other current assets	98,933	105,684
Property and equipment, net	44,791	46,488
Security deposits	8,158	8,158

TOTAL ASSETS	$9,164,882	$9,088,381

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$2,100,000	$2,100,000
Convertible note payable	500,000	500,000
Convertible note payable - related party	500,000	500,000
Accounts payable	68,296	36,797
Accrued expenses	69,896	92,044
Accrued expenses - related parties	59,292	56,542
Security deposits payable	67,214	62,440

Total Liabilities	3,364,698	3,347,823

Commitments and Contingencies (See Note 9)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at March 31, 2016 and December 31, 2015 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,132,100 and 17,080,850 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	17,132	17,081
Additional paid-in capital	19,709,182	19,412,954
Accumulated deficit	(13,928,130)	(13,691,477)

Total Stockholders' Equity	5,800,184	5,740,558

Total Liabilities and Stockholders' Equity	$9,164,882	$9,088,381

See accompanying condensed notes to unaudited condensed consolidated financial statements.

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